Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 4, 2018, included in the proxy statement/prospectus-information statement of Essendant Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-225511) for the registration of 40,191,482 shares of its common stock.

/s/ Emst & Young LLP

Atlanta, Georgia

August 1, 2018